EXHIBIT 23.2

Exhibit 23.2 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wolverine World Wide, Inc. Stock Incentive Plan of 2003 of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Grand Rapids, Michigan
July 11, 2003